EXHIBIT 23.2

CONSENT OF JEFFREY TSANG & CO.,
CERTIFIED PUBLIC ACCOUNTANTS

EXHIBIT 23.2

CONSENT OF JEFFREY TSANG & CO.,
CERTIFIED PUBLIC ACCOUNTANTS

Score One, Inc.
Hong Kong

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Score One, Inc. 2005 Incentive and Nonstatutory Stock Option Plan of our report dated April 11, 2006 with respect to our audit of the financial statements of Score One, Inc. included in its Annual Report on Form 10-KSB as of December 31, 2005 and for the year then ended, filed with the Securities and Exchange Commission.

/s/ Jeffrey Tsang & Co., Certified Public Accountants
Jeffrey Tsang & Co., Certified Public Accountants Hong Kong Dated: July 31, 2006